                  Exhibit 10.1

UTG, INC.
STOCK OPTION GRANT NOTICE
(2025 Stock Option Plan)
UTG, Inc. (the "Company"), pursuant to the Company's 2025 Stock Option Plan (the "Plan"), has granted to you ("Optionholder") an option to purchase the number of shares of the Common Stock set forth below (the "Option"). Your Option is subject to all of the terms and conditions set forth herein and, in the 2025 Stock Option Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan.
Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Type of Grant: [Incentive Stock Option] OR [Nonstatutory Stock Option]
Exercise and Vesting Schedule: Subject to the Optionholder's Continuous Service through each applicable vesting date, the Option will vest as follows:

Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•
The Option is governed by this Stock Option Grant Notice (this "Grant Notice"), and the provisions of the 2025 Stock Option Plan and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•
If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

•
You consent to receiving this Grant Notice, the 2025 Stock Option Plan, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•
You have read and are familiar with the provisions of the 2025 Stock Option Plan, and the Notice of Exercise. In the event of any conflict between the provisions in this Grant Notice, the Notice of Exercise, and the terms of the Plan, the terms of the Plan shall control.

•
The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.

•
Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UTG, INC. OPTIONHOLDER:
By: ________________________________________          ______________________________________________
Signature Signature
Title: _______________________________________      Date: __________________________________________
Date: ______________________________________

ATTACHMENTS: 2025 Stock Option Plan, Notice of Exercise

Attachment I

UTG, Inc.
2025 Stock Option Plan

Article 1 – Establishment and Purpose
1.1
Establishment of the Plan. UTG, Inc., a Delaware corporation (the “Company”) that has elected to be taxed as a Subchapter C Corporation, hereby established a stock option plan (as amended from time to time, the “Plan”) as set forth in this document.

1.2
Purpose of the Plan. The purposes of the Plan are to (a) enable the Company to attract and retain the types of Employees, Consultants and Managers who will contribute to the Company’s long-range success; and (b) promote the success of the Company’s business.

1.3
Effective Date of the Plan. The Plan was recommended by the Company’s Board on March 26, 2025, and approved by the Company’s shareholders on June 27, 2025 and shall be effective as of such date (the “Effective Date”).

1.4
 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date.  After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2 – Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
2.1 - “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question, including any subsidiary. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. As used herein, the term “subsidiary” means any corporation, partnership, venture or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.
2.2 – “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign.
2.3 – “Award” means individually or collectively, a grant or award under this Plan of Options subject to the Plan’s terms.
2.4 – “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the applicable Governing Committee which sets forth the terms and conditions of an Award. In the event of any inconsistency between the Plan and an Award Agreement, the terms of the Plan shall govern.
2.5 – “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
2.6 – “Board of Directors” means the Board of Directors of UTG, Inc.
2.7 – “Capitalization Adjustments” means adjustments to Shares or Awards in accordance with Section 4.3.
2.8 – “Cause” means, except as otherwise defined in an Award Agreement, a Participant’s: (a) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its counterparties; (b) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or other service; (c) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (e) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within fifteen (15) days after delivery of written notice thereof; (d) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; or (e) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, non-solicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.
2.9 – “Change in Control” shall be deemed to have occurred if:
(a) the consummation of a merger or consolidation of the Company with any other business entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
(b) consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.10 – “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations issued thereunder.
2.11 – “Company” has the meaning set forth in Section 1.1.
2.12 – “Compensation Committee” is a committee of individual directors selected by the Board to determine compensation for Designated Executives.
2.13 – “Consultant” means any individual or entity who renders bona fide services to the Company or an Affiliate, other than as an Employee or Manager, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction that, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.
2.14 – “Designated Executives” shall mean the list of individuals identified by the Board of Directors, and as directed by the Board, has their compensation determined by the Compensation Committee.
2.15 – “Director” means a member of the UTG Board of Directors.
2.16– “Disability” means, with respect to an Participant, the inability of such Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
2.17 – “Effective Date” has the meaning set forth in Section 1.3.
2.18 – “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Affiliate.
2.19 – “Employee” means any person employed by the Company, its Affiliates and/or Subsidiaries; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
2.20 – “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.21 – “Exercise Periods” has the meaning set forth in Section 6.3(a).
2.22 – “Exercise Price” means the price at which a Share may be purchased by the Participant pursuant to an Option, as determined by the applicable Governing Committee and set forth in the Award Agreement governing such Option.
2.23 – “Fair Market Value” means, as of the date of determination, the current market price of UTG, Inc. stock.
2.24 – “Governing Committee” means (a) the Board with respect to each Participant who is not a Designated Executive and (b) the Compensation Committee with respect to each Participant that is a Designated Executive.
2.25 – “Grant Date” means the date on which an Option has been issued pursuant to an award Agreement.
2.26 – “Incentive Stock Option- means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
2.27 – “ISO” has the meaning set forth in Section 6.2.
2.28 – “Non-Qualified Stock Option” means an Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.
2.29 – “Notice of Exercise” means a form or forms designated by the applicable Governing Committee for a Participant to exercise Options during applicable Exercise Periods.
2.30 – “Option” means the right to purchase Shares granted to a Participant in accordance with Article 6. Options granted under the Plan may be Non-Qualified Stock Options, Incentive Stock Options or a combination thereof.
2.31 – “Participant” means an Eligible Person to whom an Award is granted under the Plan or, if applicable, such other person who holds an outstanding Award.
2.32 – “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or to any other transferee specifically approved by the applicable Governing Committee.
2.33 – “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.34 – “Plan” has the meaning set forth in Section 1.1.
2.35 – “Securities Act” means the Securities Act of 1933, as amended.
2.36 - “Shares” mean the common stock of the Company that is authorized and issued by the Company.
2.37 - “Shareholder” means any person or entity that is the record or beneficial owner of shares of the Company’s common stock, as reflected in the Company’s official stockholder records or as determined in accordance with applicable securities laws and regulations.
2.38 – “Subsidiary” means any corporation, partnership, venture, unincorporated association or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation. The applicable Governing Committee may, at its sole discretion, designate, on such terms and conditions as the applicable Governing Committee shall determine, any other corporation, partnership, limited liability company, venture, or other entity a Subsidiary for purposes of this Plan.
2.39 – “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 424(d) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.
2.40 – “Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.
2.41 – “Treasury Regulation” or “Treas. Reg.” means any regulation promulgated under the Code, as such regulation may be amended from to time to time.
2.42 – “Withholding Taxes” means all applicable taxes, including but not limited to income, payroll, employment, medicare, and social insurance taxes, as shall be required to be withheld by the Company under federal, state or local law.

Article III – Administration
3.1 – Governing Committee. - Except as otherwise provided herein, the Plan shall be administered by the applicable Governing Committee. Notwithstanding the foregoing, each applicable Governing Committee may delegate its authority hereunder to the extent permitted by Section 3.4.

3.2 – Award Deadline. - No Award may be made under the Plan after the tenth (10th) anniversary of the Effective Date.
3.3 – Committee Decisions Final. - The act or determination of a majority of the applicable Governing Committee members shall be the act or determination of the applicable Governing Committee and any decision reduced to writing and signed by a majority vote of the members of the applicable Governing Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The applicable Governing Committee may employ attorneys, consultants, accountants, agents, and other persons, and the applicable Governing Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the applicable Governing Committee pursuant to the provisions of the Plan and all related orders or resolutions shall be final and binding upon the Participants, the Company, and all other interested persons, including but not limited to the Company, its Shareholders, Employees, Participants, and their respective estates and beneficiaries.
3.4 – Delegation of Authority. - The applicable Governing Committee may from time to time delegate to a committee of one or more members of the Board, one or more members of the Compensation Committee, or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the applicable Governing Committee specifies at the time of such delegation, and the applicable Governing Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the applicable Governing Committee, as applicable, and the applicable Governing Committee may abolish any committee or terminate the authority of any delegatee at any time and re-vest in itself any previously delegated authority.

3.5 – Indemnification. - To the extent allowable pursuant to Applicable Law, each member of the applicable Governing Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4 – Shares Subject to the Plan

4.1 – Number of Shares. - Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be the sum of 300,000 Shares. The Governing Committee has the discretion at the time of granting, to offer Incentive Stock Option Shares or Non-Qualified Stock Option Shares, in accordance with applicable law and regulations.

4.2 – Share Accounting. - If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.

4.3 – Adjustments in Authorized Plan Shares and Outstanding Awards. - In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, spin-off, liquidation, Share combination, Share split, Share dividend, an extraordinary cash distribution on Shares, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Shares, an adjustment shall be made in a manner consistent with Sections 422 and 424(h)(3) of the Code for Incentive Stock Options and in a manner consistent with Section 409A of the Code for Non-Qualified Stock Options and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options constituting outstanding Awards, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights. The Board shall also adjust any available Shares in reserve accordingly. The Board may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and such adjustments are permitted by Applicable Laws. Adjustments under this Section 4.3 shall be consistent with Sections 422, 424, and 409A of the Code and adjustments pursuant to determination of the Board shall be conclusive and binding on all Participants under the Plan.

Article 5 – Eligibility and Participation

Subject to the provisions of the Plan, the applicable Governing Committee may, from time to time, select from all Eligible Persons, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the applicable Governing Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. In addition, there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the applicable Governing Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

Article 6 – Options

6.1 – Grant of Options. - Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the applicable Governing Committee, in its sole discretion, subject to the limitations set forth in Article 4 and the following terms and conditions:

(a)
Award Agreement. - Each Option grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Option, including the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the applicable Governing Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(b)
Exercise Period. - Unless a shorter period is otherwise provided by the applicable Governing Committee at the time of grant, each Option will expire on the tenth (10th) anniversary date of its Grant Date or on the fifth (5th) anniversary of its Grant Date if the Participant is a Ten Percent Owner.

(c)
Exercise Price.  - Unless a greater Exercise Price is determined by the applicable Governing Committee, the Exercise Price for each Option awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

(d)
Vesting of Options. - A grant of Options shall vest at such times and under such terms and conditions as determined by the applicable Governing Committee including, without limitation, suspension of a Participant’s vesting during all or a portion of a Participant’s leave of absence.

6.2 – Limitations on Incentive Stock Options. - In addition to the general requirements of Article 6, the terms of any Incentive Stock Option (“ISO”) granted pursuant to the Plan must comply with the provisions of this Section 6.2.

(a)
ISO Eligibility. - ISOs may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code). No ISO Award may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date. Shareholder approval has heretofore been obtained to issue ISOs in accordance with this Plan.

(b)
ISO Individual Dollar Limitation. - The aggregate Fair Market Value (determined as of the date the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000.00) or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)	ISO Expiration. – An ISO will expire and may not be exercised to any extent by anyone after the first to occur of the following events:

i.	Participant is terminated for Cause;

ii.
During any cure period after an alleged termination for Cause has been asserted by the Company unless and until the Participant satisfies the requirements during such Cure Period and is not terminated for Cause;

iii.
Three (3) months after the date of the Participant’s Termination of Employment other than on account of Disability or death. Whether a Participant continues to be an employee shall be determined in accordance with Treas. Reg. Section 1.421-1(h)(2); and

iv.
One (1) year after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any ISOs exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the Applicable Laws of descent and distribution.

Any ISO that remains exercisable pursuant to a Participant’s agreement with the Company following Termination of Employment and is unexercised more than one (1) year following Termination of Employment by reason of death or Disability or more than three (3) months following Termination of Employment for any reason other than death or Disability will thereafter be deemed to be a Non-Qualified Stock Option.

(d)
Ten Percent Owners. - In the case of an ISO granted to a Ten Percent Owner, such ISO shall be granted at an exercise price that is not less than one hundred and ten percent (110%) of Fair Market Value on the Grant Date and, unless a shorter period is otherwise provided by the applicable Governing Committee at the time of grant, each ISO will expire on the fifth (5th) anniversary of its Grant Date.

(e)
Notification of Disposition. - If a Participant disposes of Shares acquired upon exercise of an ISO within two (2) years from the date the Option is granted or within one (1) year after the issuance of such Shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of Shares disposed of, and any other information relating thereto that the Company may reasonably request.

(f)	Right to Exercise. During a Participant’s lifetime, Incentive Stock Options may be exercised only by the Participant.

(g)
Failure to Meet ISO Requirements. - If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

6.3 Exercise of Options.

(a)
Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the applicable Governing Committee shall in each instance approve, which need not be the same for each grant or for each Participant. If an Option expires on a day or at a time when exercises are not permitted, then, if permitted by Applicable Law, the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

(b)
An Option shall be exercised by providing a Notice of Exercise to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

(c)
No Option, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”), shall be first exercisable for any Shares until at least six months following the Grant Date of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) upon the Optionholder’s death or Disability, (ii) upon a Change in Control, or (iii) upon the Optionholder’s retirement (in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the Grant Date. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be excluded from his or her regular rate of pay for purposes of the FLSA.

6.4 Termination of Employment. - Unless otherwise provided by the applicable Governing Committee in the applicable Award Agreement, the following limitations on the exercise of Options shall apply upon Termination of Employment:

(a)
Termination by Death or Disability. - In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to such Participant which are vested and exercisable as of the effective date of Termination of Employment by reason of death or Disability may be exercised, if at all, by the last day of the Exercise Period that ends immediately following such Termination of Employment, unless the Options, by their terms, expire earlier. All unvested Options granted to such Participant shall immediately become forfeited.

(b)
Involuntary Termination Without Cause. - If a Participant’s Termination of Employment is by involuntary termination without Cause, all Options held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Employment may be exercised, if at all, before the last day of the Exercise Period that ends immediately following such Termination of Employment, but in no event beyond the expiration of the stated term of such Options. All Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(c)
Termination for Cause. - If the Participant’s Termination of Employment (i) is by the Company for Cause or (ii) is a voluntary Termination (as provided in Subsection (c) above) after the occurrence of an event that would be grounds for Termination of Employment for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise shall be allowed, regardless of the vested status of the Options (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(d)	Other Terms and Conditions. A Participant holding an Option is not eligible to receive dividends or dividend equivalents.

6.5 Payment. - The applicable Governing Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid and the form of payment. Unless otherwise determined by the applicable Governing Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by the Company. The applicable Governing Committee may, from time to time, determine or modify the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the applicable Governing Committee in full or in part, to the extent permitted by Applicable Law, payment may be made by any of the following:

(a)	Cash or certified check or bank check payable to the Company;

6.6 Withholding Taxes. - An express condition precedent to the exercise of any Non-Qualified Stock Option and the issuance of the associated Shares to a Participant, shall be such Participant’s tendering a cash payment to the Company (contemporaneously with such issuance) in the amount of Withholding Taxes that the applicable Governing Committee determines will be owed on account of such exercise and such issuance. Notwithstanding the foregoing, the applicable Governing Committee may permit, in lieu of or in combination with a cash payment to the Company, a Participant to surrender to the Company a portion of the issued Shares, the Fair Market Value of which equals the Company’s obligations for remitting Withholding Taxes on account of a Participant’s exercise of any Non-Qualified Stock Option.

Article 7 – Change in Control

7.1 Vesting Upon Change in Control. - For the avoidance of doubt, the applicable Governing Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change in Control except as provided in this Section 7.1. In the event of a Change in Control after the date of the adoption of the Plan, then notwithstanding any other provision of the Plan, the applicable Governing Committee shall take one or more of the following actions with respect to Options, contingent upon the closing or completion of the Change in Control:

(a)
arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Option or to substitute a similar stock award for the Option (including, but not limited to, an award to acquire the same consideration paid to the Members of the Company pursuant to the Change in Control);

(b)
arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Option to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(c)
accelerate the vesting, in whole or in part, of the Option (and, if applicable, the time at which the Option may be exercised) to a date prior to the effective time of such Change in Control as the Governing Committee shall determine (or, if the Governing Committee shall not determine such a date, to the date that is five (5) days prior to the effective date of the Change in Control), with such Option terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(d)	arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Option;

(e)
cancel or arrange for the cancellation of the Option, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Governing Committee, in its sole discretion, may consider appropriate; or

(f)
make a payment, in such form as may be determined by the Governing Committee equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Option, over (B) any exercise price payable by such Participant in connection with such exercise.

The applicable Governing Committee need not take the same action or actions with respect to all Options or portions thereof or with respect to all Participants.

7.2 Termination of Employment Upon a Change in Control. - Subject to the provisions of Section 7.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company or Affiliate and a Participant, upon a Participant’s involuntary Termination of Employment without Cause on or within one (1) year following a Change in Control, unless prohibited by Applicable Law, all outstanding Awards shall immediately become fully vested and exercisable.

Article 8 – Amendment, Modification, and Termination

8.1 Amendment, Modification, and Termination of Plan. - At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the Plan, in whole or in part, without Shareholder approval; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain Shareholder Approval of any Plan amendment in such a manner and to such a degree as required, and (b) Shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any automatic increase as provided by Section 4.1, any adjustment as provided by Section 4.3) or the number of Shares available for issuance as ISOs, or (ii) permits the applicable Governing Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant, or (iii) permits the applicable Governing Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) changes the granting corporation or (vi) changes the type of Share.

8.2 Amendment of Awards. - Subject to Section 4.3 and Section 8.1, at any time and from time to time, the applicable Governing Committee may amend the terms of any one or more outstanding Awards, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

8.3 Repricing and Backdating Prohibited. - Notwithstanding anything in this Plan to the contrary, except as provided under Section 4.3 and Section 8.2, neither the applicable Governing Committee nor any other person may (i) amend the terms of outstanding Options to reduce the exercise or grant price of such outstanding Options; (ii) cancel outstanding Options in exchange for Options with an exercise or grant price that is less than the exercise price of the original Options; or (iii) cancel outstanding Options with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the applicable Governing Committee may not make a grant of an Option with a Grant Date that is effective prior to the date the applicable Governing Committee takes action to approve such Award.

Article 9 – General Provisions Applicable to Awards

9.1 Limits on Transfer. –

(a)	Except as otherwise provided in Section 9.1(b):

i.
no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a domestic relations order, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

ii.
no Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 9.1(a)(i); and

iii.
during a Participant’s lifetime, only the Participant or the Participant’s guardian or legal representative may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a domestic relations order. If an Option disposed of pursuant to a domestic relations order is an Incentive Stock Option, such Option may be deemed to be a Non-Qualified Stock Option as a result of such transfer. After a Participant’s death, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by such Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

(b)
Notwithstanding Section 9.1(a), the applicable Governing Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant without consideration, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the applicable Governing Committee, pursuant to a domestic relations order; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); and (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the applicable Governing Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 9.1(a), hereof, the applicable Governing Committee, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

9.2 Beneficiaries. - Notwithstanding Section 9.1, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the applicable Governing Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the applicable Governing Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the applicable Governing Committee.

9.3 Forfeiture Events/Representations. - The applicable Governing Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

9.4 No Fractional Shares. - No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The applicable Governing Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

9.5 Reservation of Rights. - The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

Article 10 – Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 11 – Miscellaneous Provisions

11.1 Substitute Awards in Change in Controls. - Nothing contained in the Plan shall be construed to limit the right of the applicable Governing Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the applicable Governing Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the applicable Governing Committee deems necessary for such purpose. Any Shares subject to these substitute Awards shall not be counted against the Share reserve set forth in Article 4 of the Plan.

11.2 409A Compliance. - It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The applicable Governing Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (b) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurring only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (d) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the code, then no payment shall be made, except as permitted under Section 409A of the code, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s separation from service or (ii) the Participant’s death, (e) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (f) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.
Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

11.3 Unfunded Status of the Plan. - The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the applicable Governing Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments with respect to Options, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
11.4 Nonexclusivity of the Plan. - The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or the Compensation Committee to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

11.5 Limitation of Rights in Shares. - A Participant shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Shares subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or such Participant’s agent.

11.6 Employment Not Guaranteed. - Nothing in the Plan shall interfere with or limit in any way the right of the Company (or any Affiliate) to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or other governing agreement or provision of law to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the Participant’s employment or other association with the Company and its Affiliates.

11.7 Other Compensation Arrangements. - Nothing contained in this Plan shall prevent the Board or the Compensation Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.8 Gender and Number. - Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.9 Plan Headings. - The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions thereof.

11.10 Severability. - In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.11 Requirements of Law. - The granting of Awards and the issuance of Shares under the Plan shall be subject to Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.12 Errors. At any time the Company may correct any error made under the Plan without prejudice to the Company. Such corrections may include, among other things, changing or revoking an issuance of an Award.

11.13 Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Company, or its delegates or shall be made in such other manner as permitted or required by the Company, or its delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Company (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Company may limit the time an election may be made in advance of any deadline.  Where any notice or filing required or permitted to be given to the Company under the Plan, it shall be delivered to the principal office of the Company, directed to the attention of the Chief Financial Officer of the Company or his or her successor. Such notice shall be deemed given on the date of delivery.  Notice to the Participant shall be deemed given when mailed to the Participant’s work or home address as shown on the records of the Company or, at the option of the Company, to the Participant’s e-mail address as shown on the records of the Company. It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Company. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

11.14 Governing Law. - To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Kentucky, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

11.15 Venue. - The Company and the Participant to whom an Award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts located in (or having jurisdiction over) Lincoln County, Kentucky with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan.

11.16 No Obligation to Notify. - The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

Attachment II UTG, Inc. Notice of Exercise (2025 Stock Option Plan) UTG, Inc. 2025 Stock Option Plan

UTG, Inc.
205 N Depot Street      Stanford, KY 40484                                                                                                                              Date of Exercise: ___________________

This constitutes notice to UTG, Inc. (the "Company") that I elect to purchase the below number of shares of Common Stock of the Company (the "Shares") by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Stock Option Grant Notice, or 2025 Stock Option Plan (the "Plan") shall have the meanings set forth in the Stock Option Grant Notice, or Stock Option Plan, as applicable. Use of certain payment methods is subject to Company and/or Committee consent and certain additional requirements set forth in the Stock Option Agreement and the Plan.
Type of option (check one): Incentive ❑Nonstatutory ❑
Date of Grant:
Number of Shares as
to which Option is
exercised:
Certificates to be
issued in name of:
Total exercise price:
Cash, check, bank draft or money order
delivered herewith:
Value of Shares delivered
herewith: